UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 16, 2003

NEXTEL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5. Other Events and Regulation FD Disclosure.

On June 16, 2003, Nextel Partners, Inc. (the “Company”) issued a press release announcing that it has entered into an agreement to sell $450 million of 8 1/8% Senior Notes due July 1, 2011 in a private placement transaction pursuant to Rule 144A and Regulation S.  The Company intends to use the net proceeds from this offering to finance its previously announced cash tender offer for its 14% Senior Discount Notes due 2009 and for general corporate purposes.  The offering is expected to close on or about June 23, 2003.  Closing of the offering is subject to customary conditions.  The notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The statements in this report regarding future aspects relating to the offering and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, market and competitive conditions, that may cause actual future experience and results to differ materially from the statements made.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: June 16, 2003	By:	/s/ John Chapple
John Chapple
Chief Executive Officer and President